Exhibit 99.1

CUSIP No. 30712L 109

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value of US$0.0000001 per share, of Fangdd Network Group Ltd., a Cayman Islands exempted company, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2020.

Yi Duan	/s/ Yi Duan

CC NETWORK INTERNATIONAL LTD	By:	/s/ Yi Duan
	Name:	Yi Duan
	Title:	Director

Xi Zeng	/s/ Xi Zeng

ZX INTERNATIONAL LTD	By:	/s/ Xi Zeng
	Name:	Xi Zeng
	Title:	Director

Jiancheng Li	/s/ Jiancheng Li

TIANYU NETWORK INTERNATIONAL LTD	By:	/s/ Jiancheng Li
	Name:	Jiancheng Li
	Title:	Director

Li Zhou	/s/ Li Zhou

ZHOULI NETWORK INTERNATIONAL LTD	By:	/s/ Li Zhou
	Name:	Li Zhou
	Title:	Director

Jiaorong Pan	/s/ Jiaorong Pan

XUANYU NETWORK INTERNATIONAL LTD	By:	/s/ Jiaorong Pan
	Name:	Jiaorong Pan
	Title:	Director